Global Axcess Announces Record Fiscal Year 2008 Financial Results

  -  Generated record net income of approximately $1.2 million for Fiscal 2008 –

JACKSONVILLE, FL, FEBRUARY 17, 2009 /PRNewswire-FirstCall/ - Global Axcess Corp (OTCBB: GAXC) (the “Company”), an independent provider of ATM solutions, today announced operating results for the fourth quarter and the fiscal year ended December 31, 2008.

"2008 was a strong year for Global Axcess," said President and Chief Executive Officer George McQuain. "Through our strategic focus on operational excellence, attention to detail and frugal expense management, we have delivered a good quarter and a strong year.  These accomplishments validate the strength and resilience of our operating philosophy.

To help put the year's performance in proper perspective; it is significant that the Company achieved historic highs in five separate financial areas: total revenues; gross profit; gross profit percentage; net income; and EBITDA."

The Company reported revenues from continuing operations of approximately $22.2 million for the fiscal year ended December 31, 2008, up from revenues of approximately $21.8 million for the fiscal period of 2007.  This represented an increase of approximately 1.9% year over year.

The Company recorded record net income for the fiscal year ended December 31, 2008 of approximately $1,170,200, which compares to net income of $430,500 for fiscal 2007.  Net income per diluted share for fiscal 2008 was $.06 versus net income per diluted share of $.02 for fiscal 2007.

The Company achieved gross profit from continuing operations of over $9.8 million or 44.3% of revenue for year ended December 31, 2008. This compared to $9.0 million or 41.6% of revenue for fiscal 2007.

For the fiscal year 2008, SG&A expenses from continuing operations were approximately $5.3 million or 23.9% of revenue versus $5.3 million, or 24.3% of revenue for fiscal 2007.

The Company’s EBITDA (earnings before net interest, taxes, depreciation and amortization) from continuing operations increased to nearly $4.4 million for fiscal 2008 from $3.8 million for fiscal 2007. EBITDA from continuing operations as a percentage of revenues increased to 19.8% for fiscal 2008 from 17.2% for fiscal 2007.

EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure.  A table reconciling this measure to the appropriate GAAP measure is included in this release.

Fourth Quarter 2008 results:

The Company reported revenues from continuing operations of approximately $5.1 million for the fourth quarter ended December 31, 2008, down from the reported revenues of approximately $5.4 million for the same period of 2007.

The Company recorded net income for the fourth quarter ended December 31, 2008 of approximately $331,000, which compares to net income of $62,200 for the same period of 2007.

The Company achieved gross profit from continuing operations of approximately $2.4 million for the three-month period ended December 31, 2008. This compared to $2.3 million for the same period of 2007.

SG&A expenses from continuing operations were approximately $1.3 million or 25.3% of revenue for the fourth quarter 2008 versus approximately $1.3 million, or 23.7% of revenue for the same period in 2007.

Depreciation and amortization expense decreased by approximately $83,000 to $495,800 for the three-month period ended December 31, 2008 as compared to $578,800 for the same period in 2007.

During the fourth quarter of 2008, the Company recorded interest expense of approximately $264,000.  This is compared to interest expense of approximately $309,400 for the same period in 2007.  Included in the fourth quarter 2008 interest expense was $26,700 of non-cash expense relating to the interest swap agreement the Company entered into with its senior lender in October 2005.

Michael J. Loiacono, Chief Financial Officer of the Company, stated, “We are very pleased to report record net income for fiscal 2008 as we continue to monitor our cost structures in both the margin side as well as in our SG&A.  During 2008, our cash from operations was such that we were able to pay down nearly $1.7 million of financed debt balances while increasing our cash balances by over a million dollars from the prior year.  As such, we increased our working capital by over $2.6 million from a year ago, thus confirming that the Company’s operational efficiency and financial health are strong and are heading in the right direction.”

George McQuain concluded, "I am pleased with Global Axcess' 2008 results, which were achieved through the dedication of our employees who provide an exceptional experience for our clients each and every day. Global Axcess begins 2009 with nine quarters of momentum, a business model that has delivered even in challenging economic conditions and a company that remains strong. I am confident that our alignment behind our strategy and our focus on what matters most to clients will continue to generate positive results for our company and shareholders."

Conference Call Information

The conference call will take place at 10:30 a.m. Eastern, on Tuesday, February 17, 2009.  Anyone interested in participating should call (888) 727-7725 and enter passcode 7549763 if calling within the United States, or (913) 312-9321 and passcode 7549763 if calling internationally, approximately 5 to 10 minutes prior to 10:30 a.m.  There will be a playback available until February 25, 2009.  To listen to the playback, please call (888) 203-1112 if calling within the United States or (719) 457-0820 if calling internationally.  Please use passcode 7549763 for the replay.

The call is being webcast as well and can be accessed at the Company’s website at http://www.GlobalAxcess.biz.  The webcast will be archived and available through May 17, 2009.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of ATM services in the United States. Through its wholly owned subsidiary, Nationwide Money Services, Inc. (NMS), the Company provides turnkey ATM management solutions that include cash, project and account management services. NMS currently owns, operates or manages over 4,200 ATMs in its national network spanning 44 states. For more information on the Company, please visit http://www.globalaxcess.biz.

    Investors
    Sharon Jackson, 904-395-1149
    Sharon.Jackson@GLXS.biz

This press release may contain forward-looking statements. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause Global Axcess’ actual results to differ materially from the results indicated by these forward-looking statements. For a list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1 of the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 05, 2008, and other filings that have been filed with the Securities and Exchange Commission. Global Axcess assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2008

ASSETS
Current assets
Cash and cash equivalents	$1,560,910
Accounts receivable, net of allowance for doubtful accounts of $9,799	848,373
Inventory, net of allowance for obsolescence of $54,033	276,731
Deferred tax asset - current	615,332
Prepaid expenses and other current assets	164,968
Total current assets	3,466,314

Fixed assets, net	4,723,138

Other assets
Merchant contracts, net	11,331,126
Intangible assets, net	4,118,426
Other assets	9,232

Total assets	$23,648,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,527,396
Notes payable - related parties - current portion, net	24,010
Senior lenders' notes payable - current portion, net	606,705
Capital lease obligations - current portion	779,990
Total current liabilities	3,938,101

Long-term liabilities
Notes payable - related parties - long-term portion, net	1,304,595
Senior lenders' notes payable - long-term portion, net	4,240,086
Capital lease obligations - long-term portion	425,582
Deferred tax liability- long-term portion	275,532
Total liabilities	10,183,896

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-
Common stock; $0.001 par value; 45,000,000 shares
authorized, 21,021,786 shares issued, 20,973,924 outstanding	21,022
Additional paid-in capital	22,613,424
Accumulated deficit	(9,158,140)
Treasury stock; 47,862 shares of common stock at cost	(11,966)
Total stockholders' equity	13,464,340
Total liabilities and stockholders' equity	$23,648,236

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	December 31, 2008	December 31, 2007

Revenues	$5,144,607	$5,350,890

Cost of revenues	2,769,439	3,094,869
Gross profit	2,375,168	2,256,021

Operating expenses
Depreciation expense	303,042	393,196
Amortization of intangible merchant contracts	192,768	185,626
Selling, general and administrative	1,300,981	1,267,586
Stock compensation expense	7,275	38,000
Total operating expenses	1,804,066	1,884,408
Operating income from continuing operations
before items shown below	571,102	371,613

Interest expense, net	(264,006)	(309,434)
Gain on sale of assets	23,872	-
Net Income	$330,968	$62,179

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2008	December 31, 2007

Revenues	$22,171,072	$21,750,897

Cost of revenues	12,347,991	12,705,636
Gross profit	9,823,081	9,045,261

Operating expenses
Depreciation expense	1,411,360	1,536,616
Amortization of intangible merchant contracts	770,270	725,935
Selling, general and administrative	5,288,959	5,279,101
Impairment of notes receivable	-	5,743
Recovery of bad debts	-	(100,000)
Stock compensation expense	159,840	87,181
Total operating expenses	7,630,429	7,534,576
Operating income from continuing operations
before items shown below	2,192,652	1,510,685

Interest expense, net	(1,046,287)	(1,232,661)
Gain (loss) on sale or disposal of assets	23,872	(22,517)
Income from continuing operations	$1,170,237	$255,507
Income from discontinued operations, net of tax	$-	$175,000
Net Income	$1,170,237	$430,507

Income per common share - basic:
Income from continuing operations	$0.06	$0.01
Income from discontinued operations	$-	$0.01
Net Income per common share	$0.06	$0.02

Income per common share - diluted:
Income from continuing operations	$0.06	$0.01
Income from discontinued operations	$-	$0.01
Net Income per common share	$0.06	$0.02

Weighted average common shares outstanding:
Basic	20,973,924	20,998,348
Diluted	20,973,924	20,998,348

GLOBAL AXCESS CORP AND SUBSIDIARIES
EBITDA from Continuing Operations Reconciliation
(Unaudited)

	For the Year Ended
	December 31, 2008	December 31, 2007

Net income from continuing operations	$1,170,237	$255,507
Provision for income taxes	-	-
Interest expense, net	1,046,287	1,232,661
Depreciation expense	1,411,360	1,536,616
Amortization of intangible merchant contracts	770,270	725,935
EBITDA from continuing operations	$4,398,154	$3,750,719

GLOBAL AXCESS CORP AND SUBSIDIARIES
EBITDA Reconciliation
(Unaudited)

	For the Year Ended
	December 31, 2008	December 31, 2007

Net income	$1,170,237	$430,507
Provision for income taxes	-	-
Interest expense, net	1,046,287	1,232,661
Depreciation expense	1,411,360	1,536,616
Amortization of intangible merchant contracts	770,270	725,935
EBITDA	$4,398,154	$3,925,719